Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208048 on Form S-8 of our reports dated August 21, 2025, relating to the financial statements of The Marzetti Company (formerly Lancaster Colony Corporation) and the effectiveness of The Marzetti Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Columbus, Ohio
August 21, 2025